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                                                            Exhibit 23




Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Cincinnati Bell Inc. on Form S-8 (File No. 33-39385), Form S-8 (File No. 33-29332), Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form S-8
(File No. 33-1487), Form S-8 (File No. 33-15467), Form S-8 (File no. 33-23159),
Form S-8 (File No. 33-29331), Form S-8 (File No. 33-36381), Form S-8 (File No. 33-36380), Form S-8 (File No. 33-39654), Form S-8 (File No. 33-43775), Form S-14
(File No. 2-82253), Form S-8 (File No. 333-28383), Form S-8 (File No.
333-38743),  Form S-8 (File No. 333-28381), Form S-8 (File No. 333-38763), Form
S-8 (File No. 333-38761), and Form S-8 (File No. 333-28385) of our report dated May 22, 1998, on our audits of the financial statements of the Cincinnati Bell Inc. Retirement Savings Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997, which report is included in this Form 11-K.


Cincinnati,Ohio
June 29, 1998